Exhibit 99.1

–APi Group Reports Fourth Quarter and Full Year 2020 Financial Results–

-Reported gross margin expansion of 235 and 148 basis points for the fourth quarter and full year 2020, respectively-

-Operating cash flow of $167 and $496 million for the fourth quarter and full year 2020, respectively-

-$515 million of cash on the balance sheet at the end of the year-

New Brighton, Minnesota – March 24, 2021 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”) today reported its financial results for the three months and full year ended December 31, 2020.

Fourth Quarter 2020 Highlights:

•

Reported net revenues declined by 10.5% or $103 million to $882 million, compared to $985 million in the prior year period, primarily driven by COVID-19 related impacts, disciplined project selection and the divestiture of two businesses in Industrial Services

•	Adjusted net revenues declined by 5.5% or $51 million to $874 million, compared to $925 million in the prior year period, primarily driven by COVID-19 related impacts and disciplined project selection

•

Reported gross margin was 22.4%, representing a 235 basis point increase compared to prior year gross margin of 20.1%, driven by a higher mix of service revenue in Safety Services and disciplined project selection and execution in Industrial Services

•

Adjusted gross margin was 25.4%, representing a 183 basis point increase compared to prior year gross margin of 23.6%, driven by a higher mix of service revenue in Safety Services and disciplined project selection and execution in Industrial Services

•	Reported operating loss was $21 million, an improvement of $117 million from prior year operating loss of $138 million

•	Reported net loss was $22 million, a $128 million improvement from prior year net loss of $150 million and reported net loss was $1.44 per diluted share

•	Adjusted net income was $61 million and adjusted diluted EPS was $0.34, representing a $0.02 decline from prior year

•	Adjusted EBITDA was $103 million or 11.8%, relatively consistent with prior year adjusted EBITDA of $109 million and adjusted EBITDA margin of 11.8%

Full Year 2020 Highlights:

•

Reported net revenues were $3.6 billion compared to $985 million in the prior year (Successor) and $3.1 billion in the period from January 1, 2019 through September 30, 2019 (Predecessor). The change was primarily driven by COVID-19 related impacts, disciplined project selection and the divestiture of two businesses in Industrial Services

•

Adjusted net revenues declined by 8.0% or $306 million to $3.5 billion, compared to combined adjusted net revenues of $3.8 billion in the prior year period, primarily driven by COVID-19 related impacts and disciplined project selection

•

Reported gross margin was 21.1%, compared to prior year gross margin of 20.1% in the prior year (Successor) and 19.4% in the period from January 1, 2019 through September 30, 2019 (Predecessor). The change was driven by a higher mix of service revenue in Safety Services and disciplined project selection and execution in Industrial Services

•

Adjusted gross margin was 24.2%, representing a 260 basis point increase compared to combined prior year gross margin of 21.6%, driven by a higher mix of service revenue in Safety Services and improved project selection and execution in Industrial Services

•

Reported operating loss was $166 million compared to an operating loss of $161 million in the prior year (Successor) and operating income of $102 million in the period from January 1, 2019 through September 30, 2019 (Predecessor), largely driven by a $197 million impairment charge and additional amortization expense in 2020

•

Reported net loss was $153 million, compared to a net loss of $153 million in the prior year (Successor) and net income of $86 million in the period from January 1, 2019 through September 30, 2019 (Predecessor), primarily driven by a $197 million impairment charge. Reported net loss was $2.21 per diluted share

•	Adjusted net income was $215 million and adjusted diluted EPS was $1.22, representing a $0.04 decline from combined EPS in the prior year

•	Adjusted EBITDA was $381 million or 10.9%, representing a 56 basis point increase compared to prior year combined adjusted EBITDA margin of 10.3%

•

Operating cash flow was $496 million, compared to prior year operating cash flow of $150 million in the prior year (Successor) and $145 million for the period from January 1, 2019 through September 30, 2019 (Predecessor)

Russ Becker, APi’s President and Chief Executive Officer stated: “Our strong results for 2020 reinforce the focus and commitment of our entire organization to serving customers safely and efficiently in the middle of a challenging environment. I am proud of how our team has continued to demonstrate resiliency and perseverance. We believe that our focus on growing inspection and service revenue, strong balance sheet and variable cost structure combined with the tough decisions and sacrifices made across the organization in 2020 strengthened the business and allowed us to continue to execute on our long-term goals.

As we look ahead to the remainder of the year, we are cautiously optimistic about the opportunities in front of us. We entered the year with a strong backlog which is slightly higher than it was a year ago. End markets that we serve such as data centers, fulfillment and distribution centers, high-tech and healthcare have continued to show their resilience throughout the pandemic, similar to the resilience shown by our business. We remain focused on achieving our pre-COVID-19 objectives and long-term value creation targets.”

APi Co-Chair James E. Lillie added: “2020 was a year of unique milestones from becoming a listed public company and proactively managing the business through the ongoing impact of COVID-19, to completing a number of acquisitions late in the year. APi’s execution against its goals despite the pandemic and its ability to deliver on its financial commitments speaks to the strength of the Company’s recurring revenue services-focused business model. Despite the challenges 2020 presented, the teams continued to focus on driving higher margin growth across all three segments. We demonstrated the Company’s ability to generate cash and ended the year with a strong balance sheet and plenty of capacity to absorb additional accretive acquisitions.

With the forward progress achieved in 2020, we remain confident in our previously stated long-term value creation targets, which are:

1.	Deliver long-term organic revenue growth above the industry average

2.	Continue to leverage our SG&A

3.	Expand adjusted EBITDA margins to 12%+ by FY 2023

4.	Maintain adjusted free cash flow conversion of 80%+

5.	Generate high single digit average earnings growth, and

6.	Target long-term net leverage ratio of 2.0 to 2.5x.

We are looking forward to our first analyst and investor day on Thursday, April 22, 2021. We plan to highlight our commitment to driving strong free cash flow and earnings, outline future growth and margin expansion opportunities in addition to providing expanded discussion about the company and certain key strategic initiatives including an update on the M&A environment.”

Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Wednesday, March 24, 2021. Participants on the call will include Russ Becker, President and Chief Executive Officer; Tom Lydon, Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.

To listen to the call by telephone, please dial 833-721-2905 or 929-517-9835 and provide Conference ID 5678972. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/3005616/61C0B137D70EC99344DE4EB8D5237DC3

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 855-859-2056 or 404-537-3406 or via the webcast link above.

About APi:

APi is a market-leading business services provider of safety, specialty and industrial services in over 200 locations, primarily in North America and with an expanding platform in Europe. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) the Company’s outlook for 2021; (ii) the future impact of the COVID-19 pandemic, including its impact on future demand for our service; (iii) our ability to deliver on our strategic and financial objectives; (iv) the impacts of a focus on service offerings and the size of our current backlog; and (v) the creation and continuation of significant capacity for opportunistic M&A. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) the ability to recognize the anticipated benefits of the Company’s acquisitions, including its ability to successfully integrate and make necessary capital investments to support additional acquisitions, and the Company’s ability to take advantage of strategic opportunities; (iii) the Company’s ability or willingness to execute on future stock buybacks and debt repayment; (iv) changes in applicable laws or regulations; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (vi) the trading price of the Company’s common stock, which may be positively or negatively impacted by market and economic conditions, including as a result of the COVID-19 pandemic, the availability of Company common stock, the Company’s financial performance or determinations following the date of this announcement to use the Company’s funds for other purposes; and (vii) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation. Specifically:

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

•

The Company’s management believes that adjusted EBITDA, which excludes business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and other events such as impairment charges, share-based compensation associated with prior ownership and the sale of APi Group, Inc. (the “APi Acquisition”), transaction and other costs related to acquisitions, amortization of intangible assets and depreciation remeasurements associated with acquisitions, net COVID-19 relief, and certain tax benefits from the APi Acquisition, is useful because it provides investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.

•

The Company’s management believes that organic net revenues change provides a consistent basis for year-over-year comparisons in net revenues as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency impacts. Foreign currency impacts represents the effect of foreign currency on current period reported net revenues and is calculated as the difference between current period net revenues by applying the prior year average monthly exchange rates to the current year local currency net revenues amounts (excluding acquisitions and divestitures).

•

Adjusted net revenues is defined as net revenues excluding the impact and results of businesses classified as assets held-for-sale and businesses divested. The Company’s management believes that this measure is useful as a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of businesses classified as assets held-for-sale and businesses divested, which more meaningfully reflects the Company’s core ongoing operations and performance. The Company uses adjusted net revenues to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results.

•

The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, impacts of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.

•

The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income and adjusted EPS, which all exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and other events such as impairment charges, share-based compensation associated with prior ownership and the APi Acquisition, transaction and other costs related to acquisitions, amortization of intangible assets and depreciation remeasurements associated with acquisitions, net COVID-19 relief, and certain tax benefits from the APi Acquisition, is useful because it provides investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations in each of those respective measures.

The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA, organic net revenues growth and adjusted net revenues to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, and certain tax benefits from the APi Acquisition, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies.

APi Group Corporation

Condensed Consolidated Statements of Operations (GAAP)

(Amounts in millions, except per share data)

(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,		Period from January 1, 2019 through September 30,
	2020	2019	2020	2019	2019
	(Successor)	(Successor)	(Successor)	(Successor)	(Predecessor)
Net revenues	$882	$985	$3,587	$985	$3,107
Cost of revenues	684	787	2,831	787	2,503

Gross profit	198	198	756	198	604
Selling, general and administrative expenses	219	336	725	359	490
Impairment of goodwill	—	—	197	—	12

Operating income (loss)	(21)	(138)	(166)	(161)	102
Interest expense, net	11	16	52	15	20
Investment income and other, net	(14)	(6)	(34)	(25)	(11)

Income (loss) before income tax provision	(18)	(148)	(184)	(151)	93
Income tax provision (benefit)	4	2	(31)	2	7

Net income (loss)	$(22)	$(150)	$(153)	$(153)	$86
Net income (loss) attributable to common shares:
Accrued stock dividend on Preferred shares	(222)	—	(222)	—	—

Net income (loss) attributable to common shares	$(244)	$(150)	$(375)	$(153)	$86

Net earnings (loss) per common share
Basic	$(1.44)	$(0.89)	$(2.21)	$(1.15)	N/A
Diluted	$(1.44)	$(0.89)	$(2.21)	$(1.15)	N/A
Weighted average shares outstanding
Basic	169	169	169	133	N/A
Diluted	169	169	169	133	N/A

APi Group Corporation

Condensed Consolidated Balance Sheets (GAAP)

(Amounts in millions)

(Unaudited)

	December 31, 2020	December 31, 2019
	(Successor)	(Successor)
Assets
Current assets:
Cash and cash equivalents	$515	$256
Accounts receivable, net	639	730
Inventories	64	58
Contract assets	142	245
Prepaid expenses and other current assets	77	33
Assets held for sale	—	20

Total current assets	1,437	1,342
Property and equipment, net	355	402
Operating lease right of use assets	107	105
Goodwill	1,082	980
Intangible assets, net	965	1,121
Deferred tax assets	89	—
Other assets	30	61

Total assets	$4,065	$4,011

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$18	$19
Accounts payable	150	156
Other accrued liabilities	356	355
Deferred consideration	67	73
Contract liabilities	219	193
Operating and finance leases	31	27

Total current liabilities	841	823
Long-term debt, less current portion	1,397	1,171
Deferred tax liabilities	45	23
Operating and finance leases	96	95
Other noncurrent liabilities	128	142

Total liabilities	2,507	2,254
Total shareholders’ equity	1,558	1,757

Total liabilities and shareholders’ equity	$4,065	$4,011

APi Group Corporation

Condensed Consolidated Statements of Cash Flows (GAAP)

(Amounts in millions)

(Unaudited)

	For the Years Ended December 31,		Period from January 1, 2019 through September 30,
	2020	2019	2019
	(Successor)	(Successor)	(Predecessor)
Cash flows from operating activities:
Net income (loss)	$(153)	$(153)	$86
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	263	69	78
Impairment of goodwill	197	—	12
Deferred taxes	(74)	(2)	1
Share-based compensation expense	5	156	35
Noncash lease expense	30	6	24
Other, net	—	(2)	—
Changes in operating assets and liabilities, net of effects of business acquisitions	228	76	(91)

Net cash provided by operating activities	496	150	145

Cash flows from investing activities:
Acquisitions, net of cash acquired	(319)	(2,565)	(6)
Purchases of property and equipment	(38)	(11)	(53)
Proceeds from sales of property, equipment, held for sale assets and disposals of businesses	17	5	7
Advances on related-party and other notes receivable	—	—	(4)
Payments received on related-party and other notes receivable	—	27	5
Proceeds from sale of marketable securities, net	—	816	—

Net cash used in investing activities	(340)	(1,728)	(51)

Cash flows from financing activities:
Net short-term debt	—	20	76
Proceeds from long-term borrowings	250	1,194	—
Payments on long-term borrowings	(21)	—	(17)
Deferred financing costs paid	(8)	(24)	—
Repurchase of common shares	(30)	—	—
Payments of acquisition-related consideration	(93)	(2)	(16)
Proceeds from issuance of common shares and warrant exercises	3	210	—
Restricted shares tendered for taxes	(2)	—	—
Distributions paid	—	—	(53)

Net cash provided by (used in) financing activities	99	1,398	(10)
Effect of foreign currency exchange rate on cash and cash equivalents	4	(1)	—

Net increase (decrease) in cash and cash equivalents	259	(181)	84
Cash and cash equivalents, beginning of period	256	437	54

Cash and cash equivalents, end of period	$515	$256	$138

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Net revenues and adjusted net revenues (non-GAAP)

Organic net revenues change (non-GAAP)

(Amounts in millions)

(Unaudited)

Adjusted net revenues

			For the Three Months Ended December 31,		For the Years Ended December 31,		Period from January 1, 2019 through September 30,	Adjusted Net Revenues for the Year Ended December 31,
			2020	2019	2020	2019	2019	2019
			(Successor)	(Successor)	(Successor)	(Successor)	(Predecessor)	(Combined) (e)
Net revenues (as reported)			$882	$985	$3,587	$985	$3,107
Adjustments to reconcile net revenues to adjusted net revenues:
Divested businesses	(a	)	(8)	(60)	(91)	(60)	(230)

Adjusted net revenues			$874	$925	$3,496	$925	$2,877	$3,802

Organic net revenues change

	For the Three Months Ended December 31, 2020
	(Successor)
	AS REPORTED Net revenues change	Acquisitions and divestitures, net (b)	Foreign currency translation (c)	Organic net revenues change (d)
Safety Services	1.1%	8.9%	0.2%	(8.0)%
Specialty Services	(8.8)%	—	—	(8.8)%
Industrial Services	(43.7)%	(24.1)%	—	(19.6)%
Consolidated	(10.5)%	(0.8)%	0.1%	(9.8)%
	For the Year Ended December 31, 2020
	(Successor)
	AS REPORTED Net revenues change	Acquisitions and divestitures, net (b)	Foreign currency translation (c)	Organic net revenues change (d)
Safety Services	(7.8)%	2.1%	(0.1)%	(9.8)%
Specialty Services	(6.2)%	—	—	(6.2)%
Industrial Services	(32.7)%	(18.8)%	—	(13.9)%
Consolidated	(12.3)%	(3.3)%	—	(9.0)%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.

(b)

Acquisitions exclude net revenues of material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition. Divestitures exclude net revenues for all periods for businesses divested as of December 31, 2020.

(c)

Represents the effect of foreign currency on reported net revenues, calculated as the difference between the reported net revenues for the year converted at the prior year average monthly exchange rates and the prior year local currency net revenues (excluding acquisitions and divestitures).

(d)

Organic net revenues change provides a consistent basis for year-over-year comparisons in net revenues as it excludes the impacts of acquisitions, divestitures, and the impact of changes due to foreign currency translation.

(e)

The combined financial information for the year ended December 31, 2019 includes the results of operations of APi Group Corporation (Successor) for the period from January 1, 2019 through December 31, 2019 and the results of operations of APi Group, Inc. (Predecessor) for the period from January 1, 2019 through September 30, 2019.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Gross profit and adjusted gross profit (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the Three Months Ended December 31,		For the Years Ended December 31,		Period from January 1, 2019 through September 30,	Adjusted Gross Profit for the Year Ended December 31,
			2020	2019	2020	2019	2019	2019
			(Successor)	(Successor)	(Successor)	(Successor)	(Predecessor)	(Combined) (f)
Gross profit (as reported)			$198	$198	$756	$198	$604
Adjustments to reconcile gross profit to adjusted gross profit:
Divested businesses	(a	)	(1)	(3)	(2)	(3)	(4)
Backlog amortization	(b	)	18	22	69	22	—
Depreciation remeasurement	(c	)	3	1	18	1	2
Inventory step-up	(d	)	4	—	4	—	—

Adjusted gross profit			$222	$218	$845	$218	$602	$820

Adjusted net revenues	(e	)	$874	$925	$3,496			$3,802
Adjusted gross margin			25.4%	23.6%	24.2%			21.6%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.

(b)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.

(c)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(d)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.

(e)	Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.

(f)

The combined financial information for the year ended December 31, 2019 includes the results of operations of APi Group Corporation (Successor) for the period from January 1, 2019 through December 31, 2019 and the results of operations of APi Group, Inc. (Predecessor) for the period from January 1, 2019 through September 30, 2019.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

SG&A and Adjusted SG&A (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the Three Months Ended December 31,		For the Years Ended December 31,		Period from January 1, 2019 through September 30,	Adjusted SG&A Expenses for the Year Ended December 31,
			2020	2019	2020	2019	2019	2019
			(Successor)	(Successor)	(Successor)	(Successor)	(Predecessor)	(Combined) (l)
Selling, general and administrative expenses (“SG&A”) (as reported)			$219	$336	$725	$359	$490
Adjustments to reconcile SG&A to adjusted SG&A:
Divested businesses	(a	)	—	(5)	(2)	(5)	(28)
Contingent consideration and compensation	(b	)	(29)	(2)	(29)	(2)	1
Amortization of intangible assets	(c	)	(30)	(28)	(113)	(28)	(26)
Depreciation remeasurement	(d	)	(1)	(2)	(3)	(2)	(5)
Business process transformation costs	(e	)	(6)	—	(13)	—	—
Public company registration, listing and compliance	(f	)	—	(5)	(5)	(17)	—
Acquisition expenses	(g	)	(8)	(8)	(10)	(19)	(5)
COVID-19 severance costs at Canadian subsidiaries	(h	)	—	—	(1)	—	—
Share-based compensation	(i	)	—	(156)	—	(156)	(37)
Expenses related to prior ownership	(j	)	—	—	—	—	(18)

Adjusted SG&A expenses			$145	$130	$549	$130	$372	$502

Adjusted net revenues	(k	)	$874	$925	$3,496			$3,802
Adjusted SG&A as a percentage of adjusted net revenues			16.6%	14.1%	15.7%			13.2%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.

(b)	Adjustment to reflect the elimination of expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(c)	Adjustment to reflect the addback of amortization expense.

(d)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(e)	Adjustment to reflect the elimination of costs related to business process transformation.

(f)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.

(g)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.

(h)	Adjustment to reflect the elimination of severance costs in Canada related to COVID-19.

(i)	Adjustment to reflect the elimination of non-cash charges of $155 million associated with the Annual Preferred Share Dividend and equity-based compensation related to prior ownership.

(j)	Adjustment to reflect the elimination of expense under prior ownership not expected to continue or recur following the APi Acquisition.

(k)	Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.

(l)

The combined financial information for the year ended December 31, 2019 includes the results of operations of APi Group Corporation (Successor) for the period from January 1, 2019 through December 31, 2019 and the results of operations of APi Group, Inc. (Predecessor) for the period from January 1, 2019 through September 30, 2019.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the Three Months Ended December 31,		For the Years Ended December 31,		Period from January 1, 2019 through September 30,	Adjusted EBITDA for the Year Ended December 31,
			2020	2019	2020	2019	2019	2019
			(Successor)	(Successor)	(Successor)	(Successor)	(Predecessor)	(Combined) (m)
Net income (loss) (as reported)			$(22)	$(150)	$(153)	$(153)	$86
Adjustments to reconcile net income (loss) to EBITDA:
Interest expense, net			11	16	52	15	20
Income tax provision (benefit)			4	2	(31)	2	7
Depreciation and amortization			67	69	263	69	78

EBITDA			$60	$(63)	$131	$(67)	$191
Adjustments to reconcile EBITDA to adjusted EBITDA:
Divested businesses	(a	)	(2)	1	4	1	23
Contingent consideration and compensation	(b	)	29	2	29	2	(1)
Impairment of goodwill	(c	)	—	—	193	—	12
Business process transformation costs	(d	)	6	—	13	—	—
Public company registration, listing and compliance	(e	)	—	5	5	17	—
Acquisition expenses	(f	)	8	8	10	19	5
Inventory step-up	(g	)	4	—	4	—	—
COVID-19 relief at Canadian subsidiaries, net	(h	)	(2)	—	(8)	—	—
Share-based compensation costs	(i	)	—	156	—	156	37
Expenses related to prior ownership	(j	)	—	—	—	—	18
Investment income	(k	)	—	—	—	(20)	—

Adjusted EBITDA			$103	$109	$381	$108	$285	$393

Adjusted net revenues	(l	)	$874	$925	$3,496			$3,802
Adjusted EBITDA as a percentage of adjusted net revenues			11.8%	11.8%	10.9%			10.3%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(b)	Adjustment to reflect the elimination of expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)	Adjustment to reflect the elimination of non-cash impairment charges related to goodwill.
(d)	Adjustment to reflect the elimination of costs related to business process transformation.
(e)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(f)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(g)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(h)	Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.
(i)	Adjustment to reflect the elimination of non-cash charges of $155 million associated with the Annual Preferred Share Dividend and equity-based compensation related to prior ownership.
(j)	Adjustment to reflect the elimination of expense under prior ownership not expected to continue or recur following the APi Acquisition.
(k)

Adjustment to reflect the elimination of APG investment income prior to the APi Acquisition that is not expected to recur. Cash from these investments was used to fund a portion of the cash consideration for the APi Acquisition.

(l)	Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.
(m)

The combined financial information for the year ended December 31, 2019 includes the results of operations of APi Group Corporation (Successor) for the period from January 1, 2019 through December 31, 2019 and the results of operations of APi Group, Inc. (Predecessor) for the period from January 1, 2019 through September 30, 2019.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Income (loss) before income tax, net income (loss) and EPS and

Adjusted income before income tax, net income and EPS (non-GAAP)

(Amounts in millions, except per share data)

(Unaudited)

			For the Three Months Ended December 31,		For the Years Ended December 31,		Period from January 1, 2019 through September 30,	Adjusted Net Income and Adjusted EPS for the Year Ended December 31,
			2020	2019	2020	2019	2019	2019
			(Successor)	(Successor)	(Successor)	(Successor)	(Predecessor)	(Combined) (s)
Income (loss) before income tax provision (as reported)			$(18)	$(148)	$(184)	$(151)	$93
Adjustments to reconcile income (loss) before income tax provision to adjusted income (loss) before income tax provision:
Divested businesses	(a	)	(2)	2	4	2	25
Amortization of intangible assets	(b	)	48	50	182	50	26
Depreciation remeasurement	(c	)	4	3	21	3	6
Contingent consideration and compensation	(d	)	29	2	29	2	(1)
Impairment of goodwill	(e	)	—	—	193	—	12
Business process transformation costs	(f	)	6	—	13	—	—
Public company registration, listing and compliance	(g	)	—	5	5	17	—
Acquisition expenses	(h	)	8	8	10	19	5
Inventory step-up	(i	)	4	—	4	—	—
COVID-19 relief at Canadian subsidiaries, net	(j	)	(2)	—	(8)	—	—
Interest expense	(k	)	—	—	—	—	(24)
Share-based compensation costs	(l	)	—	156	—	156	37
Expenses related to prior ownership	(m	)	—	—	—	—	18
Investment income	(n	)	—	—	—	(20)	—

Adjusted income before income tax provision			$77	$78	$269	$78	$197	$275

Income tax provision (benefit) (as reported)			$4	$2	$(31)	$2	$7
Adjustments to reconcile income tax provision (benefit) to adjusted income tax provision:
Income tax provision adjustment	(o	)	12	14	85	14	32

Adjusted income tax provision			$16	$16	$54	$16	$39	$55

Adjusted income before income tax provision			$77	$78	$269	$78	$197
Adjusted income tax provision			16	16	54	16	39

Adjusted net income			$61	$62	$215	$62	$158	$220

Diluted weighted average shares outstanding (as reported)			169	N/A	169			N/A
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of shares from GAAP net loss	(p	)	7	—	3			—
Dilutive impact of Preferred Shares	(q	)	4	—	4			—
Dilutive impact of shares issued in the APi Acquisition	(r	)	—	174	—			174

Adjusted diluted weighted average shares outstanding			180	174	176			174

Adjusted diluted EPS			$0.34	$0.36	$1.22			$1.26

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(b)	Adjustment to reflect the addback of pre-tax amortization expense related to intangibles assets.
(c)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(d)	Adjustment to reflect the elimination of expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(e)	Adjustment to reflect the elimination of non-cash impairment charges related to goodwill.
(f)	Adjustment to reflect the elimination of costs related to business process transformation.
(g)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(h)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(i)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(j)	Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.
(k)

Adjustment to reflect an increase in pre-tax interest expense of $38 million related to the $1.2 billion Term Loan at a rate of 4.29% issued in connection with the APi Acquisition and $5 million related to pre-tax amortization of debt issuance costs and commitment fees, partially offset by elimination of $20 million related to pre-tax interest expense related to the Predecessor’s Term Loan and Revolving Credit Facility.

(l)	Adjustment to reflect the elimination of non-cash charges of $155 million associated with the Annual Preferred Share Dividend and equity-based compensation related to prior ownership.
(m)	Adjustment to reflect the elimination of expense under prior ownership not expected to continue or recur following the APi Acquisition.
(n)

Adjustment to reflect the elimination of APG investment income prior to the APi Acquisition that is not expected to recur. Cash from these investments was used to fund a portion of the cash consideration for the APi Acquisition.

(o)

Adjustment to reflect an adjusted effective tax rate of 20% (taking into consideration the tax benefits associated with the realization of accelerated depreciation attributable to the approximately $350 million tax asset acquired with the APi Acquisition) applied to resulting adjusted pre-tax income inclusive of the adjustments shown above.

(p)	Adjustment to add the dilutive impact of options, RSUs, and warrants which were anti-dilutive and excluded from the diluted weighted average shares outstanding (as reported).
(q)

Adjustment for the three months and year ended December 31, 2020 reflects addition of the GAAP dilutive impact of 4 million shares associated with the deemed conversion of Preferred Shares. Adjustment excludes the dilutive effect of the Preferred Share dividend as the dividend is contingent upon the share price the last ten days of the calendar year and was not issued or outstanding as of December 31, 2020.

(r)

Adjustment to reflect the diluted weighted average shares outstanding as if the APi Acquisition had occurred on January 1, 2019. Excludes 64.5 million warrants outstanding at October 1, 2019, which are exercisable at a price of $11.50 per share for a total of 21.5 million ordinary shares.

(s)

The combined financial information for the year ended December 31, 2019 includes the results of operations of APi Group Corporation (Successor) for the period from January 1, 2019 through December 31, 2019 and the results of operations of APi Group, Inc. (Predecessor) for the period from January 1, 2019 through September 30, 2019.

APi Group Corporation

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the Three Months Ended December 31,		For the Years Ended December 31,		Period from January 1, 2019 through September 30,	Adjusted Results for the Year Ended December 31,
			2020 (a)	2019 (a)	2020 (a)	2019 (a)	2019 (a)	2019
			(Successor)	(Successor)	(Successor)	(Successor)	(Predecessor)	(Combined) (c)
Safety Services
Adjusted net revenues			$440	$435	$1,639	$435	$1,342	$1,777
Adjusted gross profit			144	135	523	135	399	534
Adjusted EBITDA			59	59	224	59	174	233
Adjusted gross margin			32.7%	31.0%	31.9%	31.0%	29.7%	30.1%
Adjusted EBITDA as a percentage of adjusted net revenues			13.4%	13.6%	13.7%	13.6%	13.0%	13.1%
Specialty Services
Adjusted net revenues			$352	$386	$1,401	$386	$1,107	$1,493
Adjusted gross profit			66	72	245	72	174	246
Adjusted EBITDA			44	50	170	50	124	174
Adjusted gross margin			18.8%	18.7%	17.5%	18.7%	15.7%	16.5%
Adjusted EBITDA as a percentage of adjusted net revenues			12.5%	13.0%	12.1%	13.0%	11.2%	11.7%
Industrial Services
Adjusted net revenues			$87	$107	$472	$107	$440	$547
Adjusted gross profit			12	11	77	11	29	40
Adjusted EBITDA			11	12	64	12	24	36
Adjusted gross margin			13.8%	10.3%	16.3%	10.3%	6.6%	7.3%
Adjusted EBITDA as a percentage of adjusted net revenues			12.6%	11.2%	13.6%	11.2%	5.5%	6.6%
Total adjusted net revenues before corporate and eliminations	(b	)	$879	$928	$3,512	$928	$2,889	$3,817
Total adjusted EBITDA before corporate and eliminations	(b	)	114	121	458	121	322	443
Adjusted EBITDA as a percentage of adjusted net revenues before corporate and eliminations	(b	)	13.0%	13.0%	13.0%	13.0%	11.1%	11.6%
Corporate and Eliminations
Adjusted net revenues			$(5)	$(3)	$(16)	$(3)	$(12)	$(15)
Adjusted EBITDA			(11)	(12)	(77)	(13)	(37)	(50)
Total Consolidated
Adjusted net revenues			$874	$925	$3,496	$925	$2,877	$3,802
Adjusted gross profit			222	218	845	218	602	820
Adjusted EBITDA			103	109	381	108	285	393
Adjusted gross margin			25.4%	23.6%	24.2%	23.6%	20.9%	21.6%
Adjusted EBITDA as a percentage of adjusted net revenues			11.8%	11.8%	10.9%	11.7%	9.9%	10.3%

Notes:

(a)	Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)	Calculated from results of the Company’s operating segments shown above, excluding Corporate and Eliminations.
(c)

The combined financial information for the year ended December 31, 2019 includes the results of operations of APi Group Corporation (Successor) for the period from January 1, 2019 through December 31, 2019 and the results of operations of APi Group, Inc. (Predecessor) for the period from January 1, 2019 through September 30, 2019.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the Three Months Ended December 31,		For the Years Ended December 31,		Period from January 1, 2019 through September 30,	Adjusted EBITDA for the Year Ended December 31,
			2020	2019	2020	2019	2019	2019
			(Successor)	(Successor)	(Successor)	(Successor)	(Predecessor)	(Combined) (l)
Safety Services
Safety Services EBITDA			$56	$59	$140	$59	$170
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(b	)	1	—	5	—	—
Impairment of goodwill	(c	)	—	—	83	—	—
Inventory step-up	(g	)	4	—	4	—	—
COVID-19 relief at Canadian subsidiaries, net	(h	)	(2)	—	(8)	—	—
Share-based compensation costs	(i	)	—	—	—	—	2
Expenses related to prior ownership	(j	)	—	—	—	—	2

Safety Services adjusted EBITDA			$59	$59	$224	$59	$174	$233

Specialty Services
Specialty Services EBITDA			$15	$50	$95	$50	$111
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(b	)	28	—	22	—	—
Impairment of goodwill	(c	)	—	—	52	—	12
Acquisition expenses	(f	)	1	—	1	—	—
Expenses related to prior ownership	(j	)	—	—	—	—	1

Specialty Services adjusted EBITDA			$44	$50	$170	$50	$124	$174

Industrial Services
Industrial Services EBITDA			$13	$9	$2	$9	$21
Adjustments to reconcile EBITDA to adjusted EBITDA:
Divested businesses	(a	)	(1)	1	4	1	4
Contingent consideration and compensation	(b	)	(1)	2	—	2	(1)
Impairment of goodwill	(c	)	—	—	58	—	—

Industrial Services adjusted EBITDA			$11	$12	$64	$12	$24	$36

Corporate and Eliminations
Corporate and eliminations EBITDA			$(24)	$(181)	$(106)	$(185)	$(111)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Divested businesses	(a	)	(1)	—	—	—	19
Contingent consideration and compensation	(b	)	1	—	2	(2)	—
Business process transformation	(d	)	6	—	13	—	—
Public company registration, listing and compliance	(e	)	—	5	5	17	—
Acquisition expenses	(f	)	7	8	9	21	5
Share-based compensation costs	(i	)	—	156	—	156	35
Expenses related to prior ownership	(j	)	—	—	—	—	15
Investment income	(k	)	—	—	—	(20)	—

Corporate and Eliminations adjusted EBITDA			$(11)	$(12)	$(77)	$(13)	$(37)	$(50)

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(b)	Adjustment to reflect the elimination of expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)	Adjustment to reflect the elimination of non-cash impairment charges related to goodwill.
(d)	Adjustment to reflect the elimination of costs related to business process transformation.
(e)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(f)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(g)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(h)	Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.

(i)	Adjustment to reflect the elimination of non-cash charges of $155 million associated with the Annual Preferred Share Dividend and equity-based compensation related to prior ownership.
(j)	Adjustment to reflect the elimination of expenses under prior ownership not expected to continue or recur following the APi Acquisition.
(k)

Adjustment to reflect the elimination of APG investment income prior to the APi Acquisition that is not expected to recur. Cash from these investments was used to fund a portion of the cash consideration for the APi Acquisition.

(l)

The combined financial information for the year ended December 31, 2019 includes the results of operations of APi Group Corporation (Successor) for the period from January 1, 2019 through December 31, 2019 and the results of operations of APi Group, Inc. (Predecessor) for the period from January 1, 2019 through September 30, 2019.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

	For the Three Months Ended December 31, 2020				For the Three Months Ended December 31, 2019
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
	(Successor)				(Predecessor)
Safety Services
Net revenues	$440	$—		$440	$435	$—		$435
Cost of revenues	313	(13)	(b)	296	310	(10)	(b)	300
		(4)	(d)

Gross profit	$127	$17		$144	$125	$10		$135

Gross margin	28.9%			32.7%	28.7%			31.0%
Specialty Services
Net revenues	$352	$—		$352	$386	$—		$386
Cost of revenues	295	(5)	(b)	286	324	(8)	(b)	314
		(4)	(c)			(2)	(c)

Gross profit	$57	$9		$66	$62	$10		$72

Gross margin	16.2%			18.8%	16.1%			18.7%
Industrial Services
Net revenues	$95	$(8)	(a)	$87	$167	$(60)	(a)	$107
Cost of revenues	81	(7)	(a)	75	156	(57)	(a)	96
		1	(c)			(4)	(b)
						1	(c)

Gross profit	$14	$(2)		$12	$11	$—		$11

Gross margin	14.7%			13.8%	6.6%			10.3%
Corporate and Eliminations
Net revenues	$(5)	$—		$(5)	$(3)	$—		$(3)
Cost of revenues	(5)	—		(5)	(3)	—		(3)
Total Consolidated
Net revenues	$882	$(8)	(a)	$874	$985	$(60)	(a)	$925
Cost of revenues	684	(7)	(a)	652	787	(57)	(a)	707
		(18)	(b)			(22)	(b)
		(3)	(c)			(1)	(c)
		(4)	(d)

Gross profit	$198	$24		$222	$198	$20		$218

Gross margin	22.4%			25.4%	20.1%			23.6%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(b)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(c)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(d)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

	For the Year Ended December 31, 2020				For the Year Ended December 31, 2019
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
	(Successor)				(Successor)
Safety Services
Net revenues	$1,639			$1,639	$435	$—		$435
Cost of revenues	1,174	(54)	(b)	1,116	310	(10)	(b)	300
		(4)	(d)

Gross profit	$465	$58		$523	$125	$10		$135

Gross margin	28.4%			31.9%	28.7%			31.0%
Specialty Services
Net revenues	$1,401			$1,401	$386	$—		$386
Cost of revenues	1,189	(15)	(b)	1,156	324	(8)	(b)	314
		(18)	(c)			(2)	(c)

Gross profit	$212	$33		$245	$62	$10		$72

Gross margin	15.1%			17.5%	16.1%			18.7%
Industrial Services
Net revenues	$563	$(91)	(a)	$472	$167	$(60)	(a)	$107
Cost of revenues	484	(89)	(a)	395	156	(57)	(a)	96
						(4)	(b)
						1	(c)

Gross profit	$79	$(2)		$77	$11	$—		$11

Gross margin	14.0%			16.3%	6.6%			10.3%
Corporate and Eliminations
Net revenues	$(16)			$(16)	$(3)	$—		$(3)
Cost of revenues	(16)			(16)	(3)	—		(3)
Total Consolidated
Net revenues	$3,587	$(91)	(a)	$3,496	$985	$(60)	(a)	$925
Cost of revenues	2,831	(89)	(a)	2,651	787	(57)	(a)	707
		(69)	(b)			(22)	(b)
		(18)	(c)			(1)	(c)
		(4)	(d)

Gross profit	$756	$89		$845	$198	$20		$218

Gross margin	21.1%			24.2%	20.1%			23.6%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(b)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(c)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(d)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

	For the Year Ended December 31, 2019	Period from January 1, 2019 through September 30,			Adjusted Results for the Year Ended December 31, 2019
	As Adjusted	As Reported	Adjustments		As Adjusted
	(Successor)	(Predecessor)			(Combined) (c)
Safety Services
Net revenues	$435	$1,342	$—		$1,777
Cost of revenues	300	944	(1)	(b)	1,243

Gross profit	$135	$398	$1		$534

Gross margin	31.0%	29.7%			30.1%
Specialty Services
Net revenues	$386	$1,107	$—		$1,493
Cost of revenues	314	939	(6)	(b)	1,247

Gross profit	$72	$168	$6		$246

Gross margin	18.7%	15.2%			16.5%
Industrial Services
Net revenues	$107	$670	$(230)	(a)	$547
Cost of revenues	96	632	(226)	(a)	507
			5	(b)

Gross profit	$11	$38	$(9)		$40

Gross margin	10.3%	5.7%			7.3%
Corporate and Eliminations
Net revenues	$(3)	$(12)	$—		$(15)
Cost of revenues	(3)	(12)	—		(15)
Total Consolidated
Net revenues	$925	$3,107	$(230)	(a)	$3,802
Cost of revenues	707	2,503	(226)	(a)	2,982
			(2)	(b)

Gross profit	$218	$604	$(2)		$820

Gross margin	23.6%	19.4%			21.6%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(b)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(c)

The combined financial information for the year ended December 31, 2019 includes the results of operations of APi Group Corporation (Successor) for the period from January 1, 2019 through December 31, 2019 and the results of operations of APi Group, Inc. (Predecessor) for the period from January 1, 2019 through September 30, 2019.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Free cash flow and adjusted free cash flow and conversion (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the Years Ended December 31,		Period from January 1, 2019 through September 30,	Adjusted Free Cash Flow for the Year Ended December 31,
			2020	2019	2019	2019
			(Successor)	(Successor)	(Predecessor)	(Combined) (k)
Net cash provided by operating activities (as reported)			$496	$150	$145
Less: Purchases of property and equipment			(38)	(11)	(53)

Free cash flow			$458	$139	$92
Add (deduct): Cash payments (sources) related to following items:
Businesses divested	(a	)	(15)	(8)	(9)
Contingent consideration and compensation	(b	)	19	—	1
Business process transformation costs	(c	)	13	—	—
Public company registration, listing and compliance	(d	)	5	17	—
Acquisition expenses	(e	)	10	19	5
COVID-19 relief at Canadian subsidiaries, net	(f	)	(8)	—	—
Payroll tax deferral	(g	)	(39)	—	—
Expenses related to prior ownership	(h	)	—	—	18
Settlement of Predecessor stock options	(i	)	—	62	—

Adjusted free cash flow			$443	$229	$107	$336

Adjusted EBITDA	(j	)	$381			$393
Adjusted free cash flow conversion			116.3%			85.5%

Notes:

(a)	Adjustment to reflect the elimination of operating cash and purchases of property and equipment related to businesses divested and classified as held-for-sale.
(b)	Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.
(c)	Adjustment to reflect the elimination of operating cash used for business process transformation costs.
(d)	Adjustment to reflect the elimination of operating cash used for public company registration, listing and compliance costs.
(e)	Adjustment to reflect the elimination of potential and completed acquisition-related costs.
(f)	Adjustment to reflect the elimination of cash received in Canada for COVID-19 relief, net of severance costs paid, not expected to continue or recur.
(g)

Adjustment reflects the elimination of operating cash for the impact of the Coronavirus Aid, Relief and Economic Security (CARES) Act. During the first quarter of 2020, the Coronavirus Aid, Relief and Economic Security (CARES) Act was passed, allowing the Company to defer the payment of the employer’s share of Social Security taxes until December 2021 and December 2022.

(h)	Adjustment to reflect the elimination of operating cash used for prior ownership costs not expected to continue or recur following the APi Acquisition.
(i)	Adjustment to eliminate the cash settlement of equity compensation paid by prior ownership at the closing of the APi Acquisition.
(j)	Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.
(k)

The combined financial information for the year ended December 31, 2019 includes the results of operations of APi Group Corporation (Successor) for the period from January 1, 2019 through December 31, 2019 and the results of operations of APi Group, Inc. (Predecessor) for the period from January 1, 2019 through September 30, 2019.